UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2020

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TTPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 19, 2020, Tetraphase Pharmaceuticals, Inc. (“Tetraphase”) received an unsolicited proposal from La Jolla Pharmaceutical Company (“La Jolla”) to acquire Tetraphase for $43.0 million in cash, plus an additional $16.0 million in cash potentially payable under contingent value rights to be issued in the transaction (the “La Jolla Proposal”). Under the La Jolla Proposal, the upfront cash consideration would be paid as follows: (i) $2.00 per share of Tetraphase common stock (including common stock underlying restricted stock units, performance-based stock units and pre-funded warrants), (ii) $2.68 per share of Tetraphase common stock underlying the common stock warrants issued by Tetraphase in November 2019, and (iii) $2.69 per share of Tetraphase common stock underlying the common stock warrants issued by Tetraphase in January 2020.

Tetraphase previously announced that it had entered into a merger agreement, dated as of June 4, 2020 (the “Melinta Merger Agreement”), with Melinta Therapeutics, Inc. (“Melinta”) and Toronto Transaction Corp., a wholly-owned subsidiary of Melinta (“Purchaser”), pursuant to which Melinta would acquire Tetraphase through a cash tender offer by Purchaser for all of Tetraphase’s outstanding shares of common stock for (1) $1.79 per share of common stock, and (2) one contingent value right per share representing the right to receive certain consideration based on the achievement of net sales milestones in an aggregate amount of up to $16.0 million (the “Offer”).

On June 20, 2020, the board of directors of Tetraphase (the “Tetraphase Board”) determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that the La Jolla Proposal could reasonably be expected to lead to a Superior Offer as defined in the Melinta Merger Agreement, and that the failure to (1) furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) to La Jolla, and (2) engage in or otherwise participate in discussions or negotiations with La Jolla in respect of the La Jolla Proposal could reasonably be expected to be inconsistent with the fiduciary duties of the Tetraphase Board to Tetraphase’s stockholders under applicable legal requirements. Accordingly, in accordance with the Melinta Merger Agreement, the Tetraphase Board determined to consider the La Jolla Proposal, to enter into discussions and/or negotiations with respect to the La Jolla Proposal and, subject to an acceptable confidentiality agreement, to furnish non-public information to La Jolla.

On June 21, 2020, the Tetraphase Board determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that the La Jolla Proposal to acquire Tetraphase is a “Superior Offer” under the terms of the Melinta Merger Agreement. In connection with this determination and in accordance with the terms of the Melinta Merger Agreement, Tetraphase has given notice to Melinta of such determination and of its intention to consider changing its recommendation of the Offer and the Melinta Merger Agreement or terminating the Melinta Merger Agreement unless Melinta proposes revisions to the terms of the Melinta Merger Agreement or makes another proposal on or prior to Friday, June 26, 2020 that, if accepted, would result in the La Jolla Proposal ceasing to be a Superior Offer.

A copy of the press release announcing these developments is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

There can be no assurances that any definitive agreement or transaction will result from the La Jolla Proposal or Tetraphase’s discussions with La Jolla. At this time, the Tetraphase Board (1) continues to recommend the Offer under the Melinta Merger Agreement to its stockholders, (2) is not modifying or withdrawing its recommendation with respect to the Offer under the Melinta Merger Agreement, or proposing to do so, and (3) is not making any recommendation with respect to the La Jolla Proposal.

Janney Montgomery Scott LLC is acting as financial advisor to Tetraphase and Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal advisor.

Additional Information and Where to Find it

The tender offer by a subsidiary of Melinta for the outstanding shares of Tetraphase referenced in this Current Report on Form 8-K commenced on June 12, 2020. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Tetraphase, Melinta and its subsidiary have filed with the Securities and Exchange Commission (“SEC”). On June 12, 2020, Melinta filed with the SEC a Tender Offer Statement on Schedule TO and Tetraphase filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Tetraphase and Melinta also plan to file other relevant documents with the SEC regarding the proposed transaction. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement contain important information. Holders of shares of Tetraphase Common Stock are urged to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents included in the Tender Offer Statement) and the Solicitation/Recommendation Statement and other relevant documents filed with the SEC carefully and in their entirety because they contain important information that holders of shares of Tetraphase Common Stock should consider before making any decision regarding tendering their shares. The Tender Offer Statement and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Tetraphase, Melinta and La Jolla file or filed annual, quarterly and special reports, proxy statements and other information with the SEC. These filings with the SEC are available to the public from the website maintained by the SEC at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Melinta Therapeutics, Inc. at 44 Whippany Rd, Suite 280, Morristown, New Jersey 07960, Attention: Legal.

If a negotiated transaction between Tetraphase and La Jolla is agreed, Tetraphase and La Jolla will prepare filing(s) related to the proposed transaction (such as a tender offer statement on Schedule TO, including an offer to purchase, a related letter of transmittal and other tender offer documents related to the transaction and any amendments thereto, and Tetraphase would file a recommendation statement on Schedule 14D-9 with the SEC and any amendments thereto), and Tetraphase will provide the filing(s) to its stockholders. Tetraphase, and possibly La Jolla, may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any tender offer document or any other document which Tetraphase or La Jolla may file with the SEC in connection with the proposed transaction. If a negotiated transaction between Tetraphase and La Jolla is agreed, investors and security holders are urged to read the filing(s) and the other relevant materials with respect to the proposed transaction with La Jolla carefully in their entirety when they become available before making any voting or investment decision with respect to any proposed transaction with La Jolla, because they will contain important information about any proposed transaction with La Jolla.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated June 22, 2020

Forward-Looking Statements

Any statements in this Form 8-K regarding the proposed transaction contemplated by the Melinta Merger Agreement and any proposed transaction contemplated by La Jolla, the expected timetable for completing the transactions, future financial and operating results, benefits and synergies of the transactions, future opportunities for the combined company and any other statements about Tetraphase management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” and similar expressions), should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the determinations made by the Tetraphase Board regarding the La Jolla Proposal; actions of Melinta or any other party in response to any discussions with La Jolla; the results of discussions with La Jolla; the impact of actions of other parties with respect to any discussions and the potential consummation of the proposed transactions with Melinta or La Jolla; the outcome of any legal proceedings that could be instituted against Tetraphase or its directors related to the discussions, the La Jolla Proposal or the Melinta Merger Agreement; changes in the La Jolla Proposal; the risk that the transactions contemplated by the Melinta Merger Agreement or the La Jolla Proposal may not be completed in a timely manner, or at all, which may adversely affect Tetraphase’s business and the price of its common stock; risks as to the percentage of Tetraphase’s stockholders tendering their shares in any offer; the possibility that competing offers will be made; the failure to satisfy all of the closing conditions of the transactions contemplated by the Melinta Merger Agreement, or with respect to any definitive agreements for the La Jolla Proposal; the occurrence of any event, change or other circumstance that could give rise to the termination of the Melinta Merger Agreement; the effect of the announcement or pendency of the transactions contemplated by the Melinta Merger Agreement or the definitive agreements for the La Jolla Proposal on Tetraphase’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the Melinta Merger Agreement or the La Jolla Proposal may disrupt Tetraphase’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from Tetraphase’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Tetraphase related to the Melinta Merger Agreement or the La Jolla Proposal or the transactions contemplated thereby; risks relating to product development and commercialization, demand for Tetraphase’s products and limited number of customers; risks relating to Tetraphase’s ability to successfully commercialize XERAVA; concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19; risks associated with competition and other commercial and other risk factors discussed in the “Risk Factors” section of Tetraphase’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on May 7, 2020. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Tetraphase specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRAPHASE PHARMACEUTICALS, INC.

Date: June 22, 2020	By:	/s/ Maria Stahl
Maria Stahl
Chief Business Officer and General Counsel